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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-13661) and related Prospectus of Commonwealth Aluminum Corporation for the registration of $125,000,000 of 10-3/4% Senior Subordinated Notes Due 2006 and to the incorporation by reference therein of our report dated May 10, 1996, with respect to the consolidated financial statements of CasTech Aluminum
Group, Inc. included in the Current Report (Form 8-K) of Commonwealth Aluminum Corporation filed September 26, 1996 with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Akron, Ohio
October 18, 1996